Exhibit 99.4

EXECUTION VERSION

SUPPLEMENTAL INDEMNITY AGREEMENT

THIS SUPPLEMENTAL INDEMNITY AGREEMENT, dated as of May 24, 2007 (this “Supplemental Agreement”), between J. Darius Bikoff, an individual resident of the State of New York acting solely in his individual capacity (“Bikoff”), and The Coca-Cola Company, a Delaware corporation (“Parent”), is entered into in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, among Parent, Mustang Acquisition Company, LLP, a Delaware limited liability partnership and a wholly-owned subsidiary of Parent (“Merger Sub”), Energy Brands Inc. d/b/a Glaceau`, a New York corporation (the “Company”), Bikoff and Michael Repole (“Repole”), each of them solely in his capacity as representative of the Company Securityholders pursuant to the terms of the Merger Agreement.  Capitalized terms used herein but not defined shall have the meanings given to them in the Merger Agreement defined below.

WHEREAS, pursuant to the Merger Agreement, in the event the Closing thereunder takes place the Parent Indemnified Parties are entitled to the indemnification described in Article VIII of the Merger Agreement, in accordance with the procedures therein set forth and subject to the limitations therein provided;

WHEREAS, the indemnification described in Article VIII of the Merger Agreement is, pursuant to terms thereof, the sole remedy available to the Parent Indemnified Parties with respect to the matters therein described with the exception that the Merger Agreement  provides that nothing contained within it is intended to or shall limit any Parent Indemnified Party rights to proceed against any persons for common law fraud;

WHEREAS, Bikoff is the founder and chief executive officer of the Company, Repole  is the president of the Company, and Michael Venuti (“Venuti”) is the chief financial officer of the Company, and all three have been with the company for a number of years;

WHEREAS, as an inducement and condition to Parent and Merger Sub entering into the Merger Agreement, Parent has requested that Bikoff provide certain assurances with respect to the representation regarding the capitalization and ownership of the Company’s securities set forth in the Merger Agreement and to provide for a period of three years supplemental indemnification with respect to such matters;

WHEREAS, as an inducement and condition to Parent and Merger Sub entering into the Merger Agreement, Parent has also requested that Bikoff agree to indemnify Parent for its damages in the event it is finally determined that Parent was defrauded by any of Repole, Venuti or Bikoff in connection with the representations, warranties, covenants and other agreements contained in the Merger Agreement; and

WHEREAS, Bikoff is willing to provide such assurances and indemnification subject to the terms and conditions herein provided.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Supplemental Indemnification of Parent Indemnified Parties.  Notwithstanding anything in the Merger Agreement to the contrary, in accordance with the terms and subject to the conditions herein set forth, from and after the Closing, Bikoff shall indemnify and hold harmless the Parent Indemnified Parties from, against and in respect of, and, to the extent such amount is not satisfied by the Indemnification Escrow Amount (whether because the funds on deposit in the Indemnification Escrow Account and the funds available under the several Note Drawdown and Collateral Agreements are, collectively, insufficient to indemnify in full for such Losses (or because the claim in respect of such breach is noticed after the second anniversary of the Closing (but before the third anniversary of the Closing)), will pay the amount of, any Losses, incurred or suffered by any Parent Indemnified Party, whether in respect of Third Party Claims, or claims between the parties hereto or otherwise, that arise out of or relate to any of the following:  (a) breaches or inaccuracies in the representations and warranties contained in Section 3.3 of the Merger Agreement, (b) errors, misstatements, inaccuracies contained in, or omissions from, the Merger Consideration Schedule or (c) Losses arising out of or resulting from common law fraud by Bikoff, Repole or Venuti in connection with matters covered by the representations, warranties, covenants and other agreements contained in the Merger Agreement.

2.                                       No Cap on Indemnification Obligations.  There shall be no monetary limitation on Bikoff’s obligations under Section 1 of this Supplemental Agreement.

3.                                       Limitations and Procedural Matters.

(a)                                  Notice of any claim for indemnification under clauses (a), (b) or, as relates to fraud of Repole or Venuti (each an “RV Claim”), (c) of Section 1 must be given to Bikoff prior to the third anniversary of the Closing, and Bikoff shall have no obligations to indemnify in respect of any such claim unless notice thereof is given prior to such date.

(b)                                 Prior to the second anniversary of the Closing, no indemnity shall be payable pursuant to this Supplemental Agreement in connection with a claim for indemnification unless and until the Parent Indemnified Party shall first have proceeded under the Merger Agreement and the several Note Drawdown and Collateral Agreements in respect of the facts and circumstances giving rise to such claim and recovered any amount recoverable by it thereunder in respect of such claim, except to the extent the Indemnification Escrow Amount and funds available under the several Note Drawdown and Collateral Agreements shall have been fully exhausted.

(c)                                  Nothing in this Supplemental Agreement shall relieve any Parent Indemnified Party of any obligation it may have under New York law with respect to any claim hereunder, including any obligation to prove any element of fraud, to establish the existence of a breach of the agreement and to establish its damages.  If any Loss can be reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the Parent Indemnified Party shall take all appropriate steps to enforce such recovery, settlement or payment to the extent it is reasonable to do so and thus to reduce such Loss.

(d)                                 In the event any Parent Indemnified Party seeks indemnification under clause (c) of Section 1 relating to an RV Claim, Parent shall, and shall cause each such other Parent Indemnified Party to, cooperate with Bikoff, at Bikoff’s expense (if it is determined that fraud was committed) in (i) taking all action reasonably necessary to join either Repole or Venuti, or both, as applicable (each a “Joined Party”), to any Action related to such RV Claim or (ii) bringing an Action against such Joined Party to recover all Losses with respect to such RV Claim.  In the event that Bikoff indemnifies any Parent Indemnified Party under clause (c) of Section 1 of this Supplemental Agreement with respect to any RV Claim, Bikoff shall be subrogated to all rights of such Parent Indemnified Party against Repole and/or Venuti with respect to such RV Claim, and Parent shall, and shall cause any other such Parent Indemnified Party to, cooperate in any reasonable manner with any action by Bikoff to prosecute such RV Claim.

4.                                       Duration of Indemnification Obligations.  Bikoff’s obligations under Section 1 of this Supplemental Agreement shall be without regard to any survival periods contained in the Merger Agreement.  This Supplemental Agreement shall terminate and be of no further force and effect on the later to occur of (a) the third anniversary of the date of this Supplemental Agreement or (b) the date on which any claims (i) that are subject to indemnity under Section 1 of this Supplemental Agreement and validly made under Article VIII of the Merger Agreement and (ii) made under this Supplemental Agreement on or prior to the third anniversary hereof, are finally resolved.

5.                                       Third Party Claims.  Following the second anniversary of the Closing Date, promptly upon the receipt by a Parent Indemnified Party of any notice of the commencement of any Action brought by a Person not a party hereto (a “Third Party Claim”), such Parent Indemnified Party shall give notice of such Third Party Claim to Bikoff (the “Indemnifying Party”), but the failure to give such notice shall not relieve the Indemnifying Party of any Liability it may have to such Person, except to the extent the Indemnifying Party is materially prejudiced thereby.  If a Parent Indemnified Party gives such notice, the Indemnifying Party, upon giving notice to such Parent Indemnified Party, will be entitled to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Parent Indemnified Party at the Indemnifying Party’s sole cost and expense and the Indemnifying Party will be entitled to prosecute, appeal, negotiate, resolve, settle, compromise, arbitrate or otherwise pursue such Third Party Claim, in whole or in part, subject to and in accordance with the provisions of this Agreement.  If the Indemnifying Party exercises its rights to assume the defense of such Third Party Claim, the Indemnifying Party shall have no obligation to indemnify or pay for or reimburse any Parent Indemnified Party for any attorneys’ fees or expenses incurred by the Parent Indemnified Party after the assumption of the defense of such Third Party Claim; provided, however, that the reasonable fees and expenses of one counsel to the Parent Indemnified Party will be indemnifiable hereunder if, in the reasonable view of counsel to the Indemnifying Party, (i) a conflict of interest exists between the Indemnifying Party and any Parent Indemnified Party or (ii) there may be legal defenses available to the Parent Indemnified Party that are different from or additional to those available to the Indemnifying Party.  The Indemnifying Party agrees that it will not, without the prior written consent of the Parent Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Third Party Claim relating to the matters contemplated hereby if any Parent Indemnified Party is a party thereto or has been threatened to be made a party thereto unless such settlement, compromise or consent includes an unconditional release of each such Parent Indemnified Party from all Liability arising or that may arise out of such Third Party Claim and provides solely for monetary relief satisfied or to be satisfied by the Indemnifying Party.  If the Indemnifying Party does not exercise such right to assume the defense, the Parent Indemnified Party may assume the defense thereof by counsel of the Parent Indemnified Party’s choosing and if the Parent Indemnified Party is determined to be entitled to indemnification with respect to such Third Party Claim, the Parent Indemnified Party will be permitted to recover all Losses incurred or sustained as a result of such Third Party Claim.   The Indemnifying Party shall not be liable for any Losses in connection with any settlement of any Third Party Claim by a Parent Indemnified Party without the Indemnifying Party’s prior written consent.

6.                                       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial .

(a)                                  This Supplemental Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York (other than its conflict of law principles to the extent that the application of the Laws of another jurisdiction would be required thereby, but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Supplemental Agreement).

(b)                                 The parties irrevocably submit to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Supplemental Agreement or the transactions contemplated hereby, (and each agrees that no such Action relating to this Supplemental Agreement or the transactions contemplated hereby shall be brought by it except in such courts).  The parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Action arising out of this Supplemental Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York or that any such Action brought in any such court has been brought in an inconvenient forum.  Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any Action shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States.  A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

(c)                                  Each party hereby waives, and agrees to cause each of its Affiliates to waive, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Action directly or indirectly arising out of, under or in connection with this Supplemental Agreement or the transactions contemplated hereby, including the Merger.  Each party (a) certifies that no Representative of the other party has represented, expressly or otherwise, that such other party would not, in the event of an Action, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this paragraph.

7.                                       Notices.  All notices, requests, claims, demands and other communications hereunder required to be delivered in writing shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the addresses specified in Section 9.2 of the Merger Agreement.

8.                                       Interpretation and Construction.  Unless otherwise expressly provided, for the purposes of this Agreement the rules of interpretation set forth in Section 1.2 of the Merger Agreement shall apply.

9.                                       Entire Agreement; Modifications; Counterparts.  This Supplemental Agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the parties hereto or any of his respective affiliates and any other person with respect to the subject matter hereof.  The terms of this Supplemental Agreement may not be modified or otherwise amended, or waived, except pursuant to a written agreement signed by the parties hereto.  This Supplemental Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement as of the date first above written.

J. DARIUS BIKOFF

/s/ J. Darius Bikoff

THE COCA-COLA COMPANY

By:	/s/ Muhtar Kent
Name: Muhtar Kent
Title: President and Chief Operating Officer